Exhibit 4.4






                      TERMS AND CONDITIONS FOR EMPLOYEES OF
                    ASML GROUP COMPANIES IN THE UNITED STATES
                        UNDER THE ASML STOCK OPTION PLAN
                           - UNCONDITIONAL OPTIONS -
                              VERSION JANUARY 2002

TABLE OF CONTENTS

Related documentation........................................................2
Article 1  - Definitions.....................................................3
Article 2  - Scope and Object................................................4
Article 3  - Allocation of Options...........................................5
Article 4  - Acceptance of the Options.......................................5
Article 5  - Option Period...................................................5
Article 6  - Exercise Price..................................................5
Article 7  - Transferability of the Option...................................6
Article 8  - Exercise of the Option..........................................6
Article 9  - Dilution of Capital.............................................7
Article 10 -Taxes and Costs..................................................7
Article 11 - Prevention of Inside Trading....................................8
Article 12 - Notices.........................................................8
Article 13 - Disputes........................................................8
Article 14 - Amendments......................................................8


Related documentation
In these option conditions reference is made to the following documents:
- ASML Stock Option Plan
- ASML Rules of Conduct concerning Insider Information
These documents may be consulted on the ASML Intranet.
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Article 1 - Definitions

In these Option Conditions and the agreements arising from and relating thereto the following terms shall have the following meanings, unless explicitly stated otherwise.


Allocation Date                 :         the date of allocation of an Option,
                                          being two days after the publication
                                          of the annual results for 2001 being
                                          the 21st of January 2002;

Agreement Form                  :         the 2002 Stock Option for
                                          Performance Appraisal Agreement Form
                                          for ASML Employees in the United
                                          States on the basis of which Options
                                          are allocated to the Employees;

ASML                            :         ASML Holding N.V., having its business
                                          address at De Run 1110 in Veldhoven;

ASML Group Company
in the USA                      :         juridical legal entities incorporated
                                          or registered under the laws of a
                                          jurisdiction in the United States of
                                          America which qualifies as a Group
                                          Company;

Embargo Period                  :         the period from 21st January 2002 to
                                          20th January 2003;

Employee                        :         a natural person who on the 21st of
                                          January 2002 is employed with an ASML
                                          Group Company in the United States
                                          including those persons who are
                                          assigned outside the United States by
                                          an ASML Group Company in the United
                                          States;

Exercise Price                  :         the price for which the Option Holder
                                          may acquire one Share upon the
                                          exercise of one Option;

Group Company                   :         a group company of ASML, as referred
                                          to in section 24b of Book 2 of the
                                          Dutch Civil Code, irrespective of the
                                          law by which it is governed and
                                          irrespective of the place where it has
                                          its registered office;

Option                          :         the right to acquire one share against
                                          payment of the Exercise Price during
                                          the Option Period;

Option Agent                    :         the organization to be designated by
                                          ASML charged with the implementation
                                          of the Option Conditions;

Option Conditions               :         the present Conditions for Employees
                                          of an ASML Group Company in the United
                                          States under the ASML Stock Option
                                          Plan - unconditional options - version
                                          January 2002, including any
                                          modifications subsequently introduced
                                          herein in conformity with the same;

Option Holder                   :         the holder of an Option, being the
                                          person to whom an Option has been
                                          allocated in writing and who at the
                                          time of allocating of such Option is
                                          in the employment of ASML under a
                                          contract of employment;

Option Period                   :         the period during which the Option may
                                          be exercised;

Option Rules                    :         the ASML Stock Option Plan (version
                                          2000) including any modifications
                                          subsequently introduced therein in
                                          conformity with the same, on which
                                          these Option Conditions are based;

Share                           :         an ordinary share with a nominal
                                          value of EURO 0.02 in the share
                                          capital of ASML, which share is listed
                                          on the NASDAQ Stock Market ("NASDAQ")
                                          in New York City, United States of
                                          America;

"Virtual" Salary Merit Increase :         a half or full year virtual salary
                                          merit increase, whichever may be
                                          applicable to the Employee, resulting
                                          from the regular performance appraisal
                                          review in the second half of calendar
                                          year 2002. The Employee is not
                                          entitled to this virtual salary merit
                                          increase in calendar year 2002 and it
                                          will not be included in calculation
                                          bases in or relating to calendar year
                                          2002. The Employee cannot claim any
                                          salary merit increase in cash relating
                                          to the calendar year 2002.

The terms defined above in the singular or in the plural shall also comprise the plural and vice versa, unless in the case in concerned it can be inferred otherwise from the text of the Option Conditions.


Article 2 - Scope and Object

These Option Conditions form part of the Option Rules and contain the terms and conditions that are applicable to the Option Holder pursuant to article IV of the Option Rules.

The Option Holder is aware of the fact that the value of the shares may rise or fall, and that ASML does not guarantee that the Option Holder will derive any benefit from his/her participation in the ASML Stock Option Plan - unconditional options - version January 2002.

Nothing in this plan document shall be construed as an expressed or implied contract of employment or a guarantee of continued or future employment. Such agreements can only be entered into by the Board of Management.


Article 3 - Allocation of Options

3.1 Options shall be allocated automatically upon submission of the Agreement Form duly signed by the Employee. Options shall be allocated pro rata to the Employee's 2002 "virtual" salary merit increase;

3.2 The number of Options which will be allocated is calculated based on the "virtual" salary merit increase applicable to the Employee multiplied by the Employee's gross base annual salary on January 1, 2002 and dividing this amount by US$ 4.5 (Four United States Dollars and fifty United States Dollar Cents). The resulting number of Options is rounded up to the nearest Option.

3.3 To be eligible for Options a fully completed and signed Agreement Form must have been handed in no later than on the 1st of February 2002 at the ASML Stock Administration in Tempe, United States;


Article 4 - Acceptance of the Options

4.1 By handing in the Agreement Form, the Employee accepts (i) all of the Options that may be allocated, and (ii) the Option Rules and the Option Conditions;

4.2 The Employee shall be informed in writing on the number of Options allocated;

4.3 Effective from the Allocation Date an agreement will come into existence.


Article 5 - Option Period

5.1 The Option Period shall be 6 years, counting from the Allocation Date and shall thus end on the 20th of January 2008;

5.2        Options may only be exercised within the Option Period;

5.3 Options that have not been exercised within the Option Period shall lapse after expiry of the Option Period;

5.4 Notwithstanding the provisions of paragraphs 1 to 3, the Option Period may be extended under the circumstances as referred to in
           Article 8.3 by a maximum period of 12 months.


Article 6 - Exercise Price

The Exercise Price shall be equal to the closing price "cum dividend" of an ordinary ASML share on Euronext Amsterdam on the Allocation Date;


Article 7 - Transferability of the Option

7.1 The Option shall be strictly non-transferable and may not be encumbered with a pledge;

7.2 Devolution by last will or hereditary succession pursuant to the statutory provisions shall, however, not vitiate the Option;

7.3 The Option Holder shall not be permitted to conclude any transaction in relation to the Options on Euronext Amsterdam or any other stock exchange;

7.4 In the event of an Option Holder acting in contravention of the provisions of this article, the Options of such Option Holder shall lapse;


Article 8 - Exercise of the Option

8.1        The Options may be exercised only after the expiration of the Embargo
           Period;

8.2 When exercising the Options the Option Holder must comply with the "ASML Rules of Conduct concerning Insider Information", as in force at the time of exercising;

8.3 In the case of termination of the employment relationship between the Option Holder and ASML through (i) death, or (ii) incapability to act, the Options may be exercised during the entire Option Period and at any time during a period of at least 12 months counting from the date of the termination. If the date of termination falls after the Embargo Period, then this period of 12 months may lead to an extension of the Option Period as referred to in Article 5;

           In the case of termination of the employment relationship between the Option Holder and ASML through (iii) retirement, including early retirement (comparable to Dutch "SVM" and "SUM"), (iv) occupational disability (within the meaning of the Dutch Disablement Benefits Act [Dutch "Wet op de Arbeidsongeschiktheidsverzekering"], the Options may be exercised during the entire Option Period;

8.4 In the case of termination of the employment relationship between the Option Holder and ASML for reasons other than those mentioned in
           Article 8.3, during the Embargo Period, the Options may be exercised during a period of six weeks after the expiration of the Embargo Period. If the Options are not exercised within this period, the Options shall lapse.

8.5 In the case of termination of the employment relationship between the Option Holder and ASML for reasons other than those mentioned in
           Article 8.3, after the Embargo Period, the Options may be exercised during the Option Period. If the Options are not exercised within this period, the Options shall lapse.

8.6 If employment is terminated during the Option Period by ASML, or by a Subsidiary in which the Option Holder is employed, on account of an urgent reason within the meaning of section 7:677 in conjunction with section 7:678 of the Dutch Civil Code, or on account of another reason imputable to the Option Holder, any Options not yet exercised shall lapse forthwith;

8.7 The Options may be exercised by the Option Holder for the total number allocated or in tranches of 100 or multiples thereof (with the exception of the last tranche), with the provision that each exercise must take place within the Option Period, provided such exercise is not in conflict with the provisions of Article 11;

8.8 Exercise of the Option shall take place in conformity with the applicable "Procedure for the exercise of ASML Options".


Article 9 - Dilution of Capital

9.1 If at any time the issued capital of ASML increases, for instance as a result of (i) a resolution to issue shares with a pre-emption right for the holders of the Shares at that time outstanding, (ii) a stock dividend, or (iii) a capitalization of reserves, the Exercise Price and/or the number of Options allocated may be adjusted in such a manner as the Board of Management shall then decide;

9.2 The adjustments by the Board of Management referred to in Article 9.1 shall be binding after an independent accountant who is a member of the Netherlands Institute for Registered Accountants ["Nederlands Instituut voor Register Accountants"] has issued a certificate stating that the adjustments have been determined in a reasonable manner. Adjustment of the Exercise Price shall take place on the day preceding the day on which notice was given of the aforementioned resolutions. Any tax consequences resulting from the above shall be for the account of the Option Holder;

9.3 An adjustment of the Exercise Price and/or the number of Options allocated and the computation upon which the same are based shall be notified as soon as possible to the Option Holder in writing.


Article 10 - Taxes and Costs

10.1 All taxes and/or social insurance contributions payable as a result of the Options allocated, including the consequences, if any, of an amendment of the Option Conditions, shall be entirely for the account of the Option Holder;

10.2 The Option Holder shall be liable for all the costs relating to the exercise of the Options, including, but not limited to costs charged by stock brokers in connection with the exercise of Options and the contiguous sale;

10.3 Costs relating to the issue and/or acquisition of Shares in the capital of ASML shall be for the account of ASML.



Article 11 - Prevention of Insider Trading

The Option Holder who by returning the Application Form accepts the Option Conditions, shall at the same time, be deemed to accept the applicable "ASML Rules of Conduct concerning Insider Information" and to act accordingly. The Option Holder acknowledges that for the purposes of the "ASML Rules of Conduct concerning Insider Information" he will be regarded as a Designated Person, as referred to in Article 8 of said rules.


Article 12 - Notices

12.1 Notices which must be given by ASML to the Option Holder pursuant to or in connection with the Option Rules and/or the Option Conditions shall be regarded as correctly addressed if sent to the address of the Option Holder as recorded in the Staff Records Department of ASML or the Group Company;

12.2 Notices which must be given by the Option Holder to ASML pursuant to or in connection with the Option Rules and/or the Option Conditions shall be regarded as correctly addressed if sent to the address of ASML as listed with the Chamber of Commerce, for the attention of the ASML Option Administrator.


Article 13 - Disputes

13.1 The Option Rules, the Option Conditions, the annexes thereto, and all further agreements related to the Option Rules or the Option Conditions shall be governed by the laws of the Netherlands;

13.2 All disputes arising from the Option Rules, the Option Conditions, the annexes thereto, and further agreement related to the Option Rules and/or the Option Conditions, shall in the first instance, be settled by the District Court of Eindhoven, The Netherlands;


Article 14 - Amendments

14.1 The Board of Management shall have the power to amend the Option Rules or add further provisions to the same at any time;

14.2 The Option Holder shall be informed of any amendments or measures as referred to in this Article in good time, in writing.